EXHIBIT 11

                                                                     PAGE 1 OF 2


          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED JUNE 30,
                                                           ---------------------------

                                                              2001            2000
                                                              ----            ----
BASIC
Net income (loss)                                           $(110,158)      $166,361
                                                            =========       ========

Weighted average number of common shares Outstanding          368,911        356,680
                                                            =========       ========

Earnings (loss) per common and common equivalent share      $    (.30)      $    .47
                                                            =========       ========

                                                            THREE MONTHS ENDED JUNE 30,
                                                            ---------------------------

                                                                2001           2000
                                                                ----           ----
DILUTED (1)
Net income (loss)                                            $(110,158)      $166,361
Add:
After tax savings on assumed conversion
  of subordinated debentures and notes                              --          4,614
Dividends paid net of related income tax
     applicable to restricted stock                                 --            173
                                                             ---------       --------

Net income (loss), as adjusted                               $(110,158)      $171,148
                                                             =========       ========

Weighted average number of common shares Outstanding           368,911        356,680

Weighted average number of incremental shares
   in connection with restricted stock
   and assumed exercise of stock options                            --         11,136

Assumed conversion of subordinated debentures and notes             --         13,053
                                                             ---------       --------

Total                                                          368,911        380,869
                                                             =========       ========

Earnings (loss) per common and common equivalent share       $    (.30)      $    .45
                                                             =========       ========

(1) The computation of diluted EPS for 2001 excludes the assumed conversion of the 1.80% and 1.87% Convertible Subordinated Notes, and the conversion of restricted stock and assumed exercise of stock options because they were antidilutive.

EXHIBIT 11

          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          SIX MONTHS ENDED JUNE 30
                                                          ------------------------

                                                            2001            2000
                                                            ----            ----
BASIC:

Net income (loss)                                         $(138,829)      $216,295

Weighted average number of common shares outstanding        367,520        356,148

Earnings (loss) per common share                          $    (.38)      $    .61
                                                          =========       ========

                                                                      SIX MONTHS ENDED JUNE 30
                                                                      ------------------------

                                                                         2001           2000
                                                                         ----           ----
DILUTED:

Net income (loss)                                                     $(138,829)      $216,295
Add:
After tax savings on assumed
   conversion  of subordinated debentures and notes                          --             --
Dividends paid net of related income tax
   applicable to restricted stock                                            --            335
                                                                      ---------       --------

Net income (loss), as adjusted                                        $(138,829)      $216,630
                                                                      =========       ========

Weighted average number of common shares outstanding                    367,520        356,148

Weighted average number of incremental shares in connection with
   restricted stock and assumed exercise of stock options                    --         11,776

Assumed conversion of subordinated debentures and notes                      --             --
                                                                      ---------       --------

Total                                                                   367,520        367,924
                                                                      =========       ========

Earnings (loss) per common and common equivalent share                $    (.38)      $    .59
                                                                      =========       ========

(1) The computation of diluted EPS for 2001 and 2000 excludes the assumed conversion of the 1.87% and 1.8% Convertible Subordinated Notes, and for 2001 excludes the conversion of restricted stock and assumed exercise of stock options because they were anti-dilutive.


                                       2